SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2010 (January 6, 2010)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204
San Antonio, TX 78258
 (Address of Principal Executive Offices)

210-479-8112
(Issuer Telephone number)

9901 IH 10 West, Suite 800
San Antonio, TX 78230
(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 6, 2010, GenSpera, Inc’s (the “Company”) board of directors (“Board”) amended the Company’s Amended and Restated 2007 Equity Compensation Plan 2007 (“Plan”) to limit the maximum number shares issuable under the Plan to 6,000,000 shares.   A copy of the Plan is attached to this Current Report as Exhibit 4.01.

Item 8.01	Other Events.

Bylaws

Effective January 6, 2010, the Board adopted new bylaws for the governance of the Company, a copy of which is attached to this Current Report as Exhibit 3.1.

Establishment of Committees

On January 6, 2010, the Board established the: (i) Audit Committee, (ii) Nominating and Corporate Governance Committee, and (iii) Leadership Development and Compensation Committee.  As of the date of this report, committee members have not been appointed.  The Company has established these committees to strengthen its corporate governance in anticipation of seeking a listing on a national stock exchange.

Audit Committee:

The Audit Committee will oversee the: (a)  accounting and financial reporting processes, (b) internal systems of control and audits related to the Company’s financial statements, and (c) Company’s relationship with its independent auditors, including appointing or changing of auditors and ensuring their independence.   The Audit Committee will also provide oversight regarding significant financial matters, including tax planning, treasury policies, currency exposures, dividends and share issuance and repurchases.

Nomination and Corporate Governance Committee:

The Nominating and Corporate Governance Committee will:  (a) assist the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (b) recommend for the Board's approval the slate of nominees to be proposed by the Board to stockholders for election to the Board, (c) develop and recommend to the Board governance principles, (d) oversee the evaluation of the Board and management, and (e) recommend to the Board the directors who will serve on each committee of the Board

Leadership Development and Compensation Committee:

Leadership Development and Compensation Committee shall: (a) establish, oversee and administer employee compensation policies and programs, (b) review compensation and incentive programs and awards for the chief executive officer, (c) review and approve compensation and incentive programs and awards for all other executive officers and employees, (d)  review and recommend compensation and incentive programs and awards for all non-employee members of the Board, (e) administer the equity compensation plans, and (vi) perform other tasks necessary to promote sound corporate governance principles related to leadership development and compensation at the Company.

Committee Charters

Copies of the committee charters will be posted on the Company’s website at www.genspera.com commencing February 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2009

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
3.02	Amended and Restated Bylaws	*

4.01	Amended and Restated 2007 Equity Compensation Plan adopted January 6, 2010	*

**Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.